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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 11, 1999, relating to the consolidated financial statements and financial statement schedules which appears in American International Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998 and its Current Report on Form 8-K dated June 3, 1999, as amended. We also consent to the reference to us under the heading "EXPERTS" in such Registration Statement.

                                              PricewaterhouseCoopers LLP


New York, New York
August 18, 1999